Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores
+1 408 345 8194
amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth-Quarter 2012 Results

Highlights:

•	GAAP net income of $425 million, or $1.20 per share

•	Non-GAAP net income of $303 million, or $0.86 per share(1)

•	Orders of $1.75 billion, flat with a year ago. Revenues of $1.77 billion, up 2 percent from one year ago

•	First-quarter fiscal year 2013 revenue guidance of $ 1.68 billion to $1.70 billion and non-GAAP earnings guidance of $0.65 to $0.67 per share(2)

•	Fiscal year 2013 revenue guidance of $7.0 billion to $7.2 billion. Non-GAAP earnings guidance at $2.80 to $3.10 per share(2)

SANTA CLARA, Calif., Nov. 19, 2012 - Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.77 billion for the fourth fiscal quarter ended Oct. 31, 2012, 2 percent above one year ago. Fourth-quarter GAAP net income was $425 million, or $1.20 per share. Last year's fourth-quarter GAAP net income was $289 million, or $0.82 per share.

During the fourth quarter, Agilent had intangible amortization of $52 million; acquisition, integration and transformation costs of $40 million; and a donation to the Agilent Technologies Foundation of $10 million. The company also recognized a tax benefit of $227 million. Excluding these items and $3 million of other net charges, Agilent reported fourth-quarter adjusted net income of $303 million, or $0.86 per share(1).

Agilent CEO Bill Sullivan said, “Agilent's performance in the fiscal fourth quarter met our revenue guidance and exceeded EPS guidance. Despite a very challenging economic environment, the strength of our operating model was evident, with operating margins for the quarter and the year at an all-time high.”

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Electronic Measurement fourth-quarter revenues declined 5 percent compared to the prior year. Revenues declined across all key markets with the exception of computer and semiconductor markets. Operating margins were 23 percent.

Chemical Analysis revenues were down 3 percent compared to a year ago. Environmental and chemical markets were down, offset by growth in the food and forensics markets. Operating margins were 25 percent.

Life Sciences revenues were flat with last year. Growth in the pharma and environmental markets was offset by a decline in academia and government markets. Operating margins were 18 percent.

Diagnostics and Genomics, which includes the Dako acquisition, had revenues of $156 million, up 125 percent over last year or 1 percent excluding the effects of the Dako acquisition. Operating margins were 17 percent.
Agilent generated $485 million of cash from operations in the quarter. Fourth-quarter ROIC was 19 percent(3).

Fiscal first-quarter 2013 revenues are expected to be in the range of $1.68 billion to $1.70 billion. Fiscal first-quarter non-GAAP earnings are expected to be in the range of $0.65 to $0.67 per share(2).

For the full fiscal year 2013, Agilent expects revenue of $7.0 billion to $7.20 billion and non-GAAP earnings of $2.80 to $3.10 per share(2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world's premier measurement company and a technology leader in chemical analysis, life sciences, diagnostics, electronics and communications. The company's 20,500 employees serve customers in more than 100 countries. Agilent had revenues of $6.9 billion in fiscal 2012. Information about Agilent is available at www.agilent.com.

Agilent's management will present more details about its fourth-quarter FY2012 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2012 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company's website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at 3:30 p.m. PST today through Nov. 26. The replay number is +1 888 286-8010; international callers may dial (617) 801-6888. The passcode is 72627474.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained

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herein include, but are not limited to, information regarding Agilent's future revenues, earnings and profitability; the future demand for the company's products and services; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2013. These forward-looking statements involve risks and uncertainties that could cause Agilent's results to differ materially from management's current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers' businesses, unforeseen changes in the demand for current and new products, technologies, and services, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; and other risks detailed in Agilent's filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2012. Forward-looking statements are based on the beliefs and assumptions of Agilent's management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q1FY13 and full fiscal year 2013 excludes primarily the impacts of acquisition and integration costs, future restructuring costs, asset impairment charges, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $50 million per quarter.

(3) Return on invested capital (ROIC) is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2012	2011	Inc/(Dec)
Orders	$1,751	$1,752	—

Net revenue	$1,767	$1,728	2%

Costs and expenses:
Cost of products and services	845	807	5%
Research and development	178	163	9%
Selling, general and administrative	466	445	5%
Total costs and expenses	1,489	1,415	5%

Income from operations	278	313	(11)%

Interest income	2	4	(50)%
Interest expense	(26)	(23)	13%
Other income (expense), net	2	(1)	—

Income before taxes	256	293	(13)%

Provision (benefit) for income taxes	(169)	4	—

Net income	$425	$289	47%

Net income per share:
Basic	$1.22	$0.83
Diluted	$1.20	$0.82

Weighted average shares used in computing net income per share:
Basic	348	347
Diluted	353	351

Cash dividends declared per common share	$0.10	$—

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,		Percent
	2012	2011	Inc/(Dec)
Orders	$6,877	$6,769	2%

Net revenue	$6,858	$6,615	4%

Costs and expenses:
Cost of products and services	3,254	3,086	5%
Research and development	668	649	3%
Selling, general and administrative	1,817	1,809	—
Total costs and expenses	5,739	5,544	4%

Income from operations	1,119	1,071	4%

Interest income	9	14	(36)%
Interest expense	(101)	(86)	17%
Other income (expense), net	16	33	(52)%

Income before taxes	1,043	1,032	1%

Provision (benefit) for income taxes	(110)	20	—

Net income	$1,153	$1,012	14%

Net income per share:
Basic	$3.31	$2.92
Diluted	$3.27	$2.85

Weighted average shares used in computing net income per share:
Basic	348	347
Diluted	353	355

Cash dividends declared per common share	$0.30	$—

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2012	October 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$2,351	$3,527
Accounts receivable, net	923	860
Inventory	1,014	898
Other current assets	341	284
Total current assets	4,629	5,569

Property, plant and equipment, net	1,164	1,006
Goodwill	3,025	1,567
Other intangible assets, net	1,086	429
Long-term investments	109	117
Other assets	523	369
Total assets	$10,536	$9,057

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$461	$472
Employee compensation and benefits	387	424
Deferred revenue	420	389
Short-term debt	250	253
Other accrued liabilities	375	299
Total current liabilities	1,893	1,837

Long-term debt	2,112	1,932
Retirement and post-retirement benefits	554	329
Other long-term liabilities	792	643
Total liabilities	5,351	4,741

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 595 million shares at October 31, 2012 and 591 million shares at October 31, 2011, issued	6	6
Treasury stock at cost; 249 million shares at October 31, 2012 and 244 million shares at October 31, 2011	(8,707)	(8,535)
Additional paid-in-capital	8,489	8,265
Retained earnings	5,505	4,456
Accumulated other comprehensive income (loss)	(111)	116
Total stockholders' equity	5,182	4,308
Non-controlling interest	3	8
Total equity	5,185	4,316
Total liabilities and equity	$10,536	$9,057

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Year Ended
	October 31,	October 31,
	2012	2012
Cash flows from operating activities:
Net income	$425	$1,153
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	94	301
Share-based compensation	15	74
Excess and obsolete inventory and inventory related charges	10	30
Other non-cash expenses, net	2	4
Changes in assets and liabilities:
Accounts receivable	41	19
Inventory	22	(52)
Accounts payable	(30)	(31)
Employee compensation and benefits	51	(54)
Other assets and liabilities	(145)	(216)
Net cash provided by operating activities (a)	485	1,228

Cash flows from investing activities:
Investments in property, plant and equipment	(61)	(193)
Proceeds from lease receivable	—	80
Proceeds from sale of investment securities	—	5
Purchase of non-controlling interest	—	(6)
Acquisition of businesses and intangible assets, net of cash acquired	(30)	(2,257)
Net cash used in investing activities	(91)	(2,371)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	10	100
Payment of dividends	(34)	(104)
Treasury stock repurchases	(94)	(172)
Repayment of credit facility	—	(1)
Issuance of senior notes	399	399
Debt issuance costs	(4)	(4)
Repayment of senior notes	(250)	(250)
Net cash provided by (used in) financing activities	27	(32)

Effect of exchange rate movements	7	(1)

Net increase (decrease) in cash and cash equivalents	428	(1,176)

Cash and cash equivalents at beginning of period	1,923	3,527
Cash and cash equivalents at end of period	$2,351	$2,351

(a) Cash payments included in operating activities:
Restructuring payments	$(5)	$(29)
Income tax payments, net	$(13)	$(86)

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2012	Diluted EPS	2011	Diluted EPS	2012	Diluted EPS	2011	Diluted EPS
GAAP Net income	$425	$1.20	$289	$0.82	$1,153	$3.27	$1,012	$2.85
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	—	—	—	—	—	—	2	0.01
Asset impairments and write-downs	1	—	—	—	16	0.05	9	0.02
Intangible amortization	52	0.15	28	0.08	137	0.39	113	0.32
Transformational initiatives	6	0.02	18	0.05	25	0.07	51	0.14
Acquisition and integration costs	34	0.10	15	0.04	88	0.25	55	0.16
Varian acquisition fair value adjustments	—	—	1	—	—	—	9	0.03
Agilent foundation donation	10	0.03	—	—	10	0.03	6	0.01
Other	2	0.01	2	0.01	(9)	(0.03)	(18)	(0.04)
Adjustment for taxes (a)	(227)	(0.65)	(57)	(0.16)	(320)	(0.91)	(194)	(0.55)
Non-GAAP Net Income	$303	$0.86	$296	$0.84	$1,100	$3.12	$1,045	$2.95

(a)         The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.  For the year ended October 31, 2012, management uses a non-GAAP effective tax rate of 16%  that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and acquisition and integration costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. This information facilitates our management's internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company's profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company's performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences

	Q4'12	Q4'11	Q3'12
Orders	$417	$433	$373
Revenues	$401	$402	$391
Gross Margin, %	53%	49%	51%
Income from Operations	$71	$57	$57
Segment Assets	$1,477	$1,479	$1,462
Return On Invested Capital (a) , %	21%	16%	17%

Chemical Analysis

	Q4'12	Q4'11	Q3'12
Orders	$421	$421	$372
Revenues	$394	$405	$381
Gross Margin, %	53%	52%	50%
Income from Operations	$97	$97	$80
Segment Assets	$1,768	$1,772	$1,739
Return On Invested Capital (a) , %	22%	22%	18%

Electronic Measurement

	Q4'12	Q4'11	Q3'12
Orders	$755	$822	$811
Revenues	$816	$855	$845
Gross Margin, %	57%	58%	56%
Income from Operations	$189	$209	$197
Segment Assets	$2,157	$2,156	$2,184
Return On Invested Capital (a) , %	41%	45%	43%

Diagnostics and Genomics

	Q4'12	Q4'11	Q3'12
Orders	$158	$76	$106
Revenues	$156	$69	$106
Gross Margin, %	63%	63%	61%
Income from Operations	$26	$11	$16
Segment Assets	$2,595	$358	$2,645
Return On Invested Capital (a) , %	3%	11%	2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ROIC
(In millions)
(Unaudited)
PRELIMINARY

	LSG	CAG	EMG	DGG	Agilent		LSG	CAG	EMG	DGG	Agilent		LSG	CAG	EMG	DGG
	Q4'12	Q4'12	Q4'12	Q4'12	Q4'12		Q4'11	Q4'11	Q4'11	Q4'11	Q4'11		Q3'12	Q3'12	Q3'12	Q3'12
Numerator:
Non-GAAP income from operations	$71	$97	$189	$26	$383		$57	$97	$209	$11	$373		$57	$80	$197	$16
Less:
Taxes and Other (income)/expense	11	15	28	5	59		9	16	35	2	60		8	12	30	3
Segment return	60	82	161	21	324	(a)	48	81	174	9	313	(a)	49	68	167	13
Segment return annualized	$240	$328	$644	$84	$1,296		$192	$324	$696	$36	$1,252		$196	$272	$668	$52
Denominator:
Segment assets (b)	$1,477	$1,768	$2,157	$2,595	$7,999		$1,479	$1,772	$2,156	$358	$5,767		$1,462	$1,739	$2,184	$2,645
Less:
Net current liabilities (c)	312	246	584	91	1,234		320	262	616	44	1,243		299	235	600	77
Invested capital	$1,165	$1,522	$1,573	$2,504	$6,765		$1,159	$1,510	$1,540	$314	$4,524		$1,163	$1,504	$1,584	$2,568
Average invested capital	$1,164	$1,513	$1,579	$2,536	$6,790		$1,176	$1,505	$1,557	$314	$4,554		$1,149	$1,488	$1,555	$2,551
ROIC	21%	22%	41%	3%	19%		16%	22%	45%	11%	27%		17%	18%	43%	2%

.
ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)   Agilent return is equal to non-GAAP net income of $303 million plus net interest expense after tax of $21 million for Q4'12, and $296 million plus net interest expense after tax of $17 million for Q4'11. Please see "Non-GAAP Net Income and Diluted EPS Reconciliations" for a reconciliation of non-GAAP net income to GAAP net income.

(b)   Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, deferred revenue, certain other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. When we complete major acquisitions, we may adjust invested capital for the relevant segment in the quarter when the acquisition occurred. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.